SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 16, 2020
Date of Report (Date of earliest event reported)
__________________________________
UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed, on July 6, 2020, Unity Bank (the “Bank”), a wholly owned subsidiary of Unity Bancorp, Inc. (the “Company”) executed a Stipulation and Consent to the Issuance of a Consent Order countersigned by the Federal Deposit Insurance Corporation (“FDIC”) on July 8, 2020 (the “Consent Order”), pursuant to which the Bank agreed to the issuance of a Consent Order by the FDIC, and on July 6, 2020 the Bank agreed to an Acknowledgment and Consent of FDIC Consent Order (the “Acknowledgment”) with the Commissioner of Banking and Insurance for the State of New Jersey (the “Commissioner”), which makes the Consent Order binding as between the Bank and the Commissioner. On July 15, 2020, the Commissioner adopted the Acknowledgment.

Pursuant to the Acknowledgment, the provisions of the Consent Order will remain effective and enforceable by the Commissioner against the Bank until such time as any provision of the Consent Order is modified, terminated, suspended or set aside by the Commissioner, the FDIC or a court of competent jurisdiction. The foregoing description of the Acknowledgment is qualified in its entirety by reference to the Acknowledgment which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1Acknowledgment and Consent of FDIC Consent Order Between Commissioner of Banking and Insurance and Unity Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: July 16, 2020
By: /s/ Anthony Cossetti
Anthony Cossetti
CFO/EVP

EXHIBIT INDEX

EXHIBIT #    DESCRIPTION

10.1Acknowledgment and Consent of FDIC Consent Order Between Commissioner of Banking and Insurance and Unity Bank